EXHIBIT 31

CERTIFICATION

I, Wesley R. Card, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of The Jones Group Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013
/s/ Wesley R. Card Wesley R. Card Chief Executive Officer

I, John T. McClain, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of The Jones Group Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013
/s/ John T. McClain John T. McClain Chief Financial Officer